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                                     WALKERS
                                ATTORNEYS-AT-LAW

                          P.O. Box 265GT, Walker House,
                          Grand Cayman, Cayman Islands
                     Tel: (345) 949-0100 Fax: (345) 949-7886
                           Email: info@walkers.com.ky




January 30 2002                                       Our Ref: IM/hjb/T241-34457



TRANSOCEAN SEDCO FOREX INC.
4 GREENWAY PLAZA
HOUSTON, TX 77046
USA


Ladies and Gentlemen,

We have acted as special Cayman Islands counsel to Transocean Sedco Forex Inc., a Cayman Islands exempted company (the COMPANY).

The Company has filed with the Securities and Exchange Commission a registration statement on Form S-4 (Registration No. 333-77064) (the REGISTRATION STATEMENT).

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:

1. The statements in the Registration Statement, made under the caption "Cayman Islands Tax Consequences", with regard to statutes, rules and treaties and other laws of the Cayman Islands have been reviewed by us and insofar as such statements constitute a summary of legal matters, documents or proceedings, are accurate and correct in all material respects.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.


                                     Yours faithfully,



                                     WALKERS


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                                   SCHEDULE 1


                           LIST OF DOCUMENTS EXAMINED


1.       The Registration Statement.

2. Such other documents as we have considered necessary for the purposes of rendering this opinion.